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                                                                   EXHIBIT 21.1

                  SUBSIDIARIES OF PINNACLE GLOBAL GROUP, INC.

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                                       State of Incorporation
      Name of Subsidiary                  or Organization
      ------------------                  ---------------

TEI, Inc.                                      Texas

Energy Recovery Resources, Inc.               Delaware

Tanknology/Engineered Systems, Inc.           Delaware

Tanknology Worldwide, Inc.                    Delaware

Tanknology Environmental Services, Inc.       Delaware

PGG Capital, Inc.                              Texas

Harris Webb & Garrison, Inc.                   Texas

Pinnacle Management & Trust Company            Texas

Spires G.P. Combination Corp.                  Texas

Spires L.P. Combination Corp.                  Texas

Spires Financial G.P., Inc.                    Texas

Spires Financial Partners, Inc.               Delaware

Spires Financial Funding, L.P.                Delaware

Spires Financial, L.P.                        Delaware
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